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Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Holmes Microsystems, Inc., of our report dated May 12, 2000, relating to the financial statements of Holmes Microsystems, Inc. for the year ended January 31, 2000.


/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah
December 18, 2000

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